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                                                                      Exhibit 23


                              Consent of KPMG LLP


The Board of Directors
Midas, Inc.


We consent to incorporation by reference in Registration Statement Nos. 333-44625, 333-44797 and 333-58363 on Form S-8 of Midas, Inc. of our report dated February 10, 1999 relating to the balance sheets of Midas as of December 1998 and 1997, and the related statements of operations, cash flows and changes in shareholders' equity for each of the years in the three-year period ended December 1998, which report is incorporated by reference in the 1998 annual report on Form 10-K of Midas, Inc.


                              /s/ KPMG LLP


Chicago, Illinois
March 22, 1999